Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Heart Test Laboratories, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	1,544,114	$1.405	$2,169,480.17	0.0000927	$201.11
Fees to be Paid	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of Bridge Warrants issued in private placement from December 2021 to February 2022	457(c)	1,683,470	$1.405	$2,365,275.35	0.0000927	$219.26
Fees to be Paid	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of Pre-Funded Warrants	457(c)	139,356	$1.405	$ 195,795.18	0.0000927	$ 18.15
	Total Offering Amounts:					$4,730,550.70		$438.52
	Total Fees Previously Paid:							—
	Total Fee Offsets:							$613.68
	Net Fee Due:							$ 0

(1)

This registration statement also relates to such additional shares of Common Stock, par value $0.001 per share (“Common Stock”), as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of Common Stock, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s Common Stock quoted on The Nasdaq Stock Market on September 8, 2022.

Table 2: Newly Registered Securities

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Heart Test Laboratories, Inc.	S-1	333-265024	May 17, 2022		$335.83	Other	Units, each consisting of one share of Common Stock, par value $0.001 per share, and one Warrant	852,412	$3,622,750.00
Fee Offset Sources	Heart Test Laboratories, Inc.	S-1	333-265024		June 13, 2022						$335.83
Fee Offset Claims	Heart Test Laboratories, Inc.	S-1	333-265024	May 17, 2022		$247.39	Equity	Shares of Common Stock, par value $0.001 per share, underlying Warrants included in the Units (plus Warrants sold pursuant to over-allotment option)	627,941	$2,668,750.00
Fee Offset Sources	Heart Test Laboratories, Inc.	S-1	333-265024		June 13, 2022						$247.39
Fee Offset Claims	Heart Test Laboratories, Inc.	S-1	333-265024	May 17, 2022		$30.46	Equity	Shares of common stock, par value $0.001 per share, underlying Representative’s warrants	77,309	$328,562.50
Fee Offset Sources	Heart Test Laboratories, Inc.	S-1	333-265024		June 13, 2022						$30.46